2017-01-13, 17:46:24,EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	Jennings.R	Issuer:	TransGlobe Ener	Security	DSU Cash

Transaction Number	2841101
Security designation	DSU (Cash)
Opening balance of securities held	69562
Date of transaction	2016-05-20
Nature of transaction	56 – Grant of rights
Number or value or underlying securities acquired	27664
Equivalent number or value or underlying securities acquired	27664
Number or value of securities or contracts disposed of
Equivalent number or value of securities or contracts disposed of
Unit price or exercise price		Currency	Canadian Dollar

Closing balance of securities held	97226	Insider’s
		calculated
		balance
Filing date/time	2017-01-13
	17:46:20
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities

2017-01-13, 17:53:44,EST

File insider report – Completed

The transaction has been reported.

Reported transactions for this session.

Insider:	MacKenzie.S	Issuer:	TransGlobe Ener	Security	DSU Cash

Transaction Number	2841096
Security designation	DSU (Cash)
Opening balance of securities held	43478
Date of transaction	2016-05-20
Nature of transaction	56 – Grant of rights
Number or value or underlying securities acquired	22131
Equivalent number or value or underlying securities acquired	22131
Number or value of securities or contracts disposed of
Equivalent number or value of securities or contracts disposed of
Unit price or exercise price	2.4700	Currency	Canadian Dollar

Closing balance of securities held	65609	Insider’s
		calculated
		balance
Filing date/time	2017-01-13
	17:53:40
General remarks (if necessary to describe the transaction)
Private remarks to securities regulatory authorities